Exhibit 10.62

FIRST AMENDED AND RESTATED LONG TERM REVOLVING NOTE

Note Date: January 31, 2011                                                                                                                                           $892,857.14

Maturity Date: February 26, 2015

FOR VALUE RECEIVED, HIGHWATER ETHANOL, LLC, a Minnesota limited liability company (“Borrower”), hereby promises to pay to the order of AgStar Financial Services, PCA (“Lender”) in care of First National Bank of Omaha (“Administrative Agent”) in its capacity as the Administrative Agent under the Agreement (as defined below) at the Administrative Agent’s offices at 1620 Dodge Street, Stop 1050, Omaha, Nebraska  68197-1050 or at such other place as the Administrative Agent may direct, the principal sum of Eight Hundred Ninety-Two Thousand Eight Hundred Fifty-Seven and 14/100 Dollars ($892,857.14) or the amount shown on the Administrative Agent’s records to be outstanding, plus interest accruing each day on the unpaid principal balance.  Absent manifest error, the Administrative Agent’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.  This First Amended and Restated Long Term Revolving Note (“Note”) amends and restates that certain Long Term Revolving Note dated February 26, 2010 executed and delivered by Borrower in favor of Lender, but is not a novation thereof.

This Note is executed and delivered pursuant to a Construction Loan Agreement among Borrower, the Administrative Agent, Collateral Agent and Banks dated as of April 24, 2008, (such Construction Loan Agreement, together with all amendments, modifications and supplements thereto and all restatements and replacements thereof is called the “Agreement”).  All capitalized terms used and not otherwise defined in this Note shall have the meanings given to them in the Agreement.

INTEREST ACCRUAL.  Interest on the principal amount outstanding on this Note shall accrue at the rate provided for in the Agreement, adjusted as provided for in the Agreement.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

REVOLVING FEATURE.  Subject to the Maximum Availability and the terms of the Agreement, Borrower may borrow, repay and reborrow under this Note, on a revolving basis, such amounts as the Required Banks determine to lend to Borrower in their sole and absolute discretion.  Requests for advances and the making of advances under this Note will be made in accordance with the provisions of the Agreement.

INCENTIVE PRICING.  The interest rate applicable to this Note is subject to reduction as provided for in Section 2.15 of the Agreement.

REPAYMENT TERMS.  Interest and principal and mandatory prepayments shall be due and payable at the times, in the amounts and applied in the manner provided for in the Agreement.  Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on the Maturity Date referenced above, if not sooner paid.

PREPAYMENT.  Borrower may prepay this Note, and will make the mandatory prepayments on this Note, as provided for in the Agreement.  No prepayment penalty or premium will be applied to any mandatory prepayment.

ADDITIONAL TERMS AND CONDITIONS.  This Note is executed pursuant to the Agreement.  The Agreement, and any amendments or substitutions thereof or thereto, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this Note by reference.

The aggregate unpaid principal amount hereof plus interest shall become immediately due and payable without demand or further action on the part of the Administrative Agent upon the occurrence of an Event of Default as set forth in the Agreement or any other Loan Document.  If the maturity date of this Note is accelerated as a consequence of an Event of Default or if this Note remains unpaid after its maturity, then the Lender and Administrative Agent shall have all the rights and remedies provided for in the Agreement, the other Loan Documents or otherwise available at law or in equity.  The rights, powers, privileges, options and remedies of Lender and the Administrative Agent shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of the Administrative Agent, and may be exercised as often as occasion therefor shall occur.  No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy.  Without limiting the generality of the foregoing, Lender’s or the Administrative Agent’s waiver of an Event of Default shall not constitute a waiver of acceleration in connection with any future Event of Default.  The Administrative Agent may rescind any acceleration of this Note without in any way waiving or affecting any acceleration of this Note in the future as a consequence of an Event of Default.  The Administrative Agent’s acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this Note made by the Administrative Agent.

Unless prohibited by law, Borrower will pay on demand all reasonable costs of collection, reasonable legal expenses and reasonable attorneys’ fees and costs incurred or paid by the Administrative Agent or Lender in collecting and/or enforcing this Note.  Furthermore, Lender and the Administrative Agent reserve the right to offset without notice all funds held by Lender or the Administrative Agent against debts owing to Lender or Administrative Agent by Borrower.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR.  Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this Note.

[SIGNATURE PAGE FOLLOWS]

Executed as of the Note Date first above written.

HIGHWATER ETHANOL, LLC, a Minnesota limited liability company

By:	/s/ Brian Kletscher
Title:	CEO